SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment 1 to
                                    Form S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            Regenesis Holdings, Inc.
             (Exact name of registrant as specified in its charter)

         Florida                                           65-0827283
(State of Incorporation)                                (I.R.S. Employer
                                                      Identification Number)

          930 Washington Avenue, 4th Floor, Miami Beach, Florida 33139
               (Address of Principal Executive Office) (Zip Code)

                 COMPENSATION AGREEMENT WITH MITCHELL B. SANDLER
                    COMPENSATION AGREEMENT WITH RUSSELL ADLER
                   COMPENSATION AGREEMENT WITH LAWRENCE GALLOW
                 COMPENSATION AGREEMENT WITH JOEL F. BROWNSTEIN
                   COMPENSATION AGREEMENT WITH ROGER L. FIDLER
                  COMPENSATION AGREEMENT WITH GUSTOVO RODRIGUEZ
                      COMPENSATION AGREEMENT WITH AL RUBIS
                            (Full title of the plan)

           Roger L. Fidler, Esq. 156 Main Street, Hackensack, NJ 07601
                     (Name and address of agent for service)

                                 (201) 441-9377
                     Telephone number, including area code,
                              of agent for service

                         Commission file number 1-12350



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Item 8.  Exhibits

Number                     Description
------                     ------------
23.2         Consent of Moore Stephens Lovelace, P.A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on July 17, 2000.

REGENESIS HOLDINGS, INC.


By: /s/ Lawrence Gallo
    ----------------------------
        Lawrence Gallo
        President, Director

         Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Lawrence Gallo                    By: /s/ Mitchell B. Sandler
    ------------------------------                ------------------------------
        Lawrence Gallo, President                 Mitchell B. Sandler, Secretary

July 17, 2000                             July 17, 2000



         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on July 17, 2000.

By: /s/ Lawrence Gallo
    ------------------------------
        Lawrence Gallo, President

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on Amendment 1 to Form S-8, originally dated December 20, 1999 (File Number 333-93089), of our report dated May 26, 2000 on our audit of the statements of operations, stockholders' equity and cash flows of Regenesis Holdings, Inc. for the year ended December 31, 1999, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

/s/ Moore Stephens Lovelace, P.A.
-------------------------------------------
Certified Public Accountants


Orlando, Florida
July 13, 2000